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                                  EXHIBIT 10.22

                    CONSULTING AGREEMENT BETWEEN SHOPPING.COM
                              AND CYBER DEPOT, INC.
                                  JUNE 1, 1998


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                              CONSULTING AGREEMENT
                              --------------------


This consulting agreement is made on June 1, 1998 between CYBER DEPOT, INC.
(CD), a California Corporation, and SHOPPING.COM (S.C.) a California Corporation. Cyber Depot, Inc. is in the consulting business and Shopping.com wishes to employ the consulting services of CD. NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:


                                    ARTICLE I

                                      TERM


The term of this agreement shall be for a period of three years commencing June 1, 1998 and ending on March 31,2001. The contract will automatically be renewed in one-year increments unless either party terminates via giving written notice by January 31st each year starting with January 31, 2001.


                                   ARTICLE II

                                    SERVICES


CD shall assign its principal, Robert J. McNulty, to provide general services relating to the operation, promotion, strategic planning marketing, geographic expansion and financing of S.C's business. In addition, Mr. McNulty will provide recommendations concerning S.C's business consulting operations and management, attend meetings as directed by the Board of Directors, attend trade and technology shows and complete specific assignments as directed by the Board of Directors. Mr. McNulty will spend a


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minimum of 75% of his business time, which will equate to a minimum of 130 hours per month, specifically working on S.C's business.


                                   ARTICLE III

                                      FEES


CD shall receive $21,500 monthly fee, which will be invoiced to S.C. on the first of each succeeding month. S.C. agrees to pay CD invoices by the 10th of each succeeding month. Actual business expenses will be 100% reimbursed by S.C. CD will document all expenses on an approved expense form.

As a further consideration for executing this Agreement the company has granted to CD or its designee stock options as follows:

                                  STOCK OPTIONS


CD or its designee shall be granted the option to purchase One Hundred Thousand (100,000) shares of the common stock of SC, exercisable during the period beginning with the effective date of the Agreement, and ending five (5) years therefrom, during which period all or a portion of such options shall be exercisable by Robert J. McNulty or its designee. The option price shall be the closing market sale price of the common shares of SC on the effective date of this Agreement. The terms of this option are more specifically set forth in the Stock Option Agreement, a copy of which is attached hereto as Exhibit A and incorporated herein by this reference.


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                                   ARTICLE IV

                           NON-DISCLOSURE AND SECRECY


CD agrees that, during the term of this Agreement, and at all times thereafter, it will keep and cause all of its officers, directors, employees, agents and representatives to keep all S.C. information in strictest confidence and will not itself either directly or indirectly use or allow to be used for its benefit, or the benefit of others, disseminate or disclose any Confidential Information or Trade Secrets (as such terms are defined below) used and/or obtained in providing the Services hereunder, except to parties to this Agreement, regardless of whether the Confidential information of Trade Secrets have been conceived or developed, in whole or in part by CD. CD acknowledges and agrees that the terms "Confidential Information" and "Trade Secrets" as used in this Agreement include without limitation, the whole or any portion or phase of any design, process, service, procedure, formula, improvement, customer list, information with respect to customer requirements and practices, marketing research and development information, statistical data, sources of merchandise, technical information, computer models, and all other information concerning the industry and business in which the S.C. concept operates and which is of value in the operation of S.C. business, or is otherwise understood to be, of a confidential character and which has not been published or otherwise understood to be, of a confidential character and which has not been published or otherwise become a matter of general public knowledge. CD agrees that all Trade Secrets and Confidential Information are and shall be the property of S.C. regardless of whether conceived or developed by CD pursuant to the Services.

CD acknowledges and agrees that any and all Trade Secrets, Confidential Information, computer programs, documentation and other copyrightable or trademark materials that CD is asked to prepare or work on as part of CD's consulting services hereunder shall be the property of S.C to that end, CD hereby irrevocably assigns, transfers, sets over and conveys to S.C all of CD's right, title and interest in and to all such information,


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including, without limitation, CD's copyrights or rights of trademark. CD's irrevocable assignment hereunder shall be deemed to have been coupled with an interest.


Upon termination or earlier expiration of this Agreement CD shall surrender to S.C. at any time of such expiration or termination of this Agreement or upon demand by S.C. at any time all material of a confidential and secret nature, including without limitation, the Confidential Information and Trade Secrets, and any other documents of a proprietary nature as may then be in CD (s) possession or control.


                                    ARTICLE V

                          INDEPENDENT CONTRACTOR STATUS


CD shall perform the consulting services required hereunder as an independent contractor and an employee of SC for all purposes, including but not limited to California Employment and Labor Laws, and California and Federal tax purposes. SC is interested only in the results obtained by CD, who shall solely control and determine the method, details, and means of performing the consulting services required hereunder, except as otherwise stated in this Agreement. CD shall not use S.C's name in any manner which would submit it to state of federal taxes, contributions or any employment tax or benefit or related expense of any kind. CD shall not represent or consider itself or any of its representatives as an officer, partner or joint venturer of the Company. Nothing herein shall be deemed or construed as creating a joint venture, partnership or unincorporated association between S.c and CD. S.C shall not be obligated to, and shall not, withhold any amounts from CD's compensation for payments of taxes. CD is solely responsible for all taxes which may be due as a result of the payment of CD's compensation.

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                                   ARTICLE VI

                                  MISCELLANEOUS




1. INJUNCTIVE RELIEF CD acknowledges and agrees that any breach of obligations to be performed by and pursuant to Article IV is likely to result in irreparable harm to S.C and CD therefore consents and agrees that if it violates any such obligations, S.C shall be entitled, among and in addition to any other rights and remedies available under this Agreement or otherwise, to temporary and permanent injunctive relief to prevent CD from committing or continuing a breach of such obligations.

2. ENTIRE AGREEMENT This agreement constitutes the whole Agreement between the parties hereto and there are no other terms other than those contained herein. This Agreement supersedes any prior contract or understanding related to retaining CD.

3. AMENDMENT No variation of this Agreement shall be deemed valid unless in writing and signed by the parties hereto.

4. GOVERNING LAW This agreement shall be construed and enforced in accordance with the laws of California.

5. SEVERABILITY Each provision of this Agreement is intended to be severable from the other so that if any provision or term hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not effect the validity of the remaining provisions and terms hereof.


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6. INDEMNITY AND HOLD HARMLESS S.C agrees to indemnify and does hold harmless
CD and its subsidiaries, affiliated companies, shareholders, officers, directors, agents, employees, successors and assigns from and against any and all liabilities, claims, demands, damages, costs and expenses (including attorney's fees) resulting from, arising out of, or occasioned by any S.C business related activity or the services provided by CD hereunder.

7. ASSIGNMENT This Agreement may not be assigned by CD to any other person or party without S.C's prior written consent which may be withheld in S.C's sole discretion. Notwithstanding the forgoing, S.C may assign this Agreement to any successor corporation, affiliated company of subsidiary. In the case of assignment by S.C, Assignee shall assume, in writing, S.C obligations.

8. REPRESENTATION AND WARRANTY Each Consultant hereby agrees that any documents produced with respect to the Services and/or the Concept shall be marked "Confidential" and "Property of Shopping.com" whether those documents are produced by CD or by a vendor chosen by CD.

9. CAPTIONS Captions used in this Agreement are used for convenience only and are not intended to, nor are they to be construed to, have any substantive meaning or control in the construction of the Agreement.

10. NOTICES Any Notice given by one party to any other party hereunder shall be delivered to the party at the address indicated below that party's signature to this Agreement. Such notice shall be given to U.S. Mail, certified, and shall be deemed delivered on the date of actual receipt or the date of first refusal to accept delivery.

11. CHANGE OF CONTROL In the event the number of members of the Board of Directors of the Company equal to a majority of the Board as of the Effective Date hereof are replaced by other members, CD shall have the option of


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accelerating any remaining payments of fees due to be paid under Article III in a lump sum, upon thirty (30) days written notice to the Company.

12. REPRESENTATION BY COUNSEL Each party agrees and acknowledges that it has had the opportunity to consult with independent legal, tax and financial counsel of each party's choice in order to be advised with respect to the effect of the Agreement.

13. CONSTRUCTION Any issues with respect to construction or interpretation of this Agreement are to be resolved without resort to the presumption that any ambiguities in this Agreement should be construed against the drafter.

        /s/ Robert J. McNulty                        /s/ Ed Bradley
        ----------------------------                 ---------------------------
        Cyber Depot, Inc.                            Shopping.com
        By:  Robert J. McNulty                       By:  Ed Bradley

        /s/ Frank W. Denny                           /s/ Kristine E. Webster
        ----------------------------                 ---------------------------
        Shopping.com                                 Shopping.com
        By: Frank W. Denny                           By:  Kristine E. Webster